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                                                                    Exhibit 10.6


                                    AGREEMENT

     Reference is made to that certain Credit Agreement by and between CRL Systems, Inc. ("Borrower") and Harman Acquisition Corp. (f/k/a Orban, lnc.) dated May 31, 2000 (the "Credit Agreement").

      1.   Lender shall extend the Tranche B Maturity Date to November 30,
           2000.

      2. The Tranche A Note and the Tranche B Note shall bear interest beginning October 1, 2000 at the rate of 12% per annum. Upon receipt by Lender of full payment of the Tranche B Note, together with all accrued but unpaid interest thereon, the Tranche A Note shall, from and after the date of such payment in full, bear interest at the rate of 8% per annum.

      3. Interest on the Tranche A Note and the Tranche B Note shall be payable bimonthly in arrears on the 15"' and the last day of each calendar month.

      4. Borrower shall pay an Extension Fee (the "EXTENSION FEE") equal to $150,000 by deduction of funds due Borrower in the Chase Account or Bank of America Account, to the extent sufficient funds are available in such account(s), and thereafter, by wire transfer to such account(s) by Borrower or the Company until sufficient funds are available, payable as follows - $50,000 on October 1, 2000, $50,000 on October 30, 2000 and $50,000 on November 15, 2000. In
           the event Lender receives a principal payment of at least $2 million on the Tranche B Note prior to November 15, 2000, any unpaid portion of the Extension Fee not due prior to or as of the date of such principal payment shall be waived. The Extension Fee shall not be applied towards or reduce the Obligations.

      5. Lender will have the right, exercisable by written notice, to require Circuit Research Labs, Inc, (the "Company") to register, in accordance with the provisions of the Securities Act of 1933, as amended, any or all of the shares of Common Stock, par value $.10 per share of the Company ("COMMON STOCK") underlying warrants for Common Stock held by Lender as of the date hereof, and the Company will bear all costs and expenses associated with such registration. The Company will use its best efforts to file a registration statement as promptly as possible upon receipt of written notice from Lender to do so. The Company will use its best efforts to cause such registration to become effective and keep such registration statement effective for a period of not less than 180 days.

      6. Failure by Borrower or the Company of any of its obligations under this Agreement shall be deemed an Event of Default under the Credit Agreement.

      7. Borrower agrees that the Obligations are valid and enforceable obligations of Borrower and hereby confirms, acknowledges and ratifies the existence of the Obligations and Borrower's obligations to Lender with respect thereto as set forth in the Credit Agreement.
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      8.   THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL
           AGREEMENT OF THE BORROWER AND THE LENDER WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE LENDER RELATIVE TO THE SUBJECT MATTER HEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN OR IN THE OTHER LOAN DOCUMENTS.

      9. Except as specifically set forth in this Agreement, the terms of the Loan Documents and the Warrant of the Company dated May 31, 2000 held by the Lender will remain in full force and effect and are hereby ratified and confirmed.

      10. This Agreement will be deemed to be a contract made under the Laws of the State of New York and for all purposes will be governed by and interpreted in accordance with the laws prevailing in the State of New York, without regard to principles of conflict of laws.

      11. This Agreement may be executed in several counterparts each of which when so executed will be deemed to be an original and all of which will together constitute one and the same agreement.

      12. Capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Credit Agreement.

IN WITNESS WHEREOF Borrower and Harman Acquisition Corp. execute this Agreement as of September 29, 2000.


                                    CRL SYSTEMS, INC.

                                    By: /s/ Charles Jayson Brentlinger
                                    Name: Charles Jayson Brentlinger
                                    Title: President, CEO, Chairman

                                    HARMAN ACQUISITION CORP.

                                    By: /s/ Frank Meredith
                                    Name: Frank Meredith
                                    Title: CFO and Secretary

Agreed to and accepted by

CIRCUIT RESEARCH LABS, INC.;

By: /s/ Charles Jayson Brentlinger
Name: Charles Jayson Brentlinger
Title: President, CEO, Chairman